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                                                                   EXHIBIT 10.51


               FIRST AMENDMENT TO THE LOGISTICS SERVICES AGREEMENT

        THIS FIRST AMENDMENT ("FIRST AMENDMENT") TO THE LOGISTICS SERVICES AGREEMENT is made and entered into effective as of the 1st day of May, 1999, by and between DECORA, INCORPORATED, a Delaware corporation ("DECORA"), and FEDERAL WHOLESALE GROUP, INC., an Ohio corporation, d/b/a Pyramid Logistics Services ("CONTRACTOR").

                                   WITNESSETH

        WHEREAS, as of September 30, 1998, DECORA and CONTRACTOR entered into the "Logistics Services Agreement" (the "Agreement"), whereby, among other things, CONTRACTOR agreed to provide certain Transportation Services and Warehouse Services (as such terms are defined in the Agreement) to DECORA;

        WHEREAS, among its duties under the Agreement CONTRACTOR is to secure or have available certain facilities, space and/or personnel at specified warehouse locations identified in the Agreement (defined in the Agreement as the "DESIGNATED LOCATIONS");

        WHEREAS, in or about April, 1999, after DECORA and CONTRACTOR entered into the Agreement, CONTRACTOR agreed to secure certain facilities, space and personnel at a mutually acceptable warehouse location in Atlanta, Georgia, which will constitute an additional DESIGNATED LOCATION under the Agreement, and CONTRACTOR and DECORA have agreed to expand the amount of space that DECORA intends to use at the West Coast Facility (as defined in the Agreement). These developments necessitate changes to the Agreement, as well as to the lease of the West Coast Facility;

        WHEREAS, DECORA and CONTRACTOR enter into this First Amendment to amend the Agreement so that it adequately sets forth the parties' agreements and undertakings on these matters, and to confirm and clarify certain other obligations of CONTRACTOR under the Agreement;

        NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereby agree as follows:

I.      AMENDMENTS TO SPECIFIC ARTICLES AND SECTIONS OF THE AGREEMENT.

        A. Section 1.1(a)(i). Section 1.1(a)(i) of Article I of the Agreement is hereby deleted in its entirety and replaced with the following:

               1.1    Duties of the Contractor.

                      a. CONTRACTOR shall have the following duties (in addition to other rights


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               and obligations specified herein):

                             i. Designated Locations. CONTRACTOR will secure three DESIGNATED LOCATIONS, the first located at 9000 Ninth Street, Building 8, Suite 140, Rancho Cucamonga, California, 91730 (the "West Coast Facility"), the second located at 125 Lena Drive, Aurora, Ohio 44202 (the "Aurora Facility"), and the third located at Southside Distribution Center of Atlanta Tradeport, 4350 International Parkway, Suite C, Atlanta (Hapeville), Georgia 30354 (the "Atlanta Facility"), for the providing of Services to DECORA in connection with the distribution of Products, as provided for in Section II below.

        B. Section 3.2(a). Section 3.2(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

               3.2    Facilities.

                      a. CONTRACTOR shall be responsible for leasing all facilities at the DESIGNATED LOCATIONS and shall hold such leases in its name. DECORA shall have the right to approve the terms of all leases; provided that (i) the terms of (A) that certain "Lease" dated as of August 10, 1990, by and between CONTRACTOR and DDE Investments Corporation, as amended by that certain "First Amendment of Lease" dated as of April 25, 1993, by and between CONTRACTOR and Developers Diversified Realty Corporation, as successor-in-interest to DDE Investments Corporation, and as further amended by that certain "Second Amendment to Lease" dated as of January 21, 1994, by and between CONTRACTOR and Developers Diversified Realty Corporation, as successor-in-interest to DDE Investments Corporation, for the Aurora Facility (the "Aurora Lease"), (B) that certain "Lease Agreement" dated as of October 28, 1998, by and between CONTRACTOR and Aetna Life Insurance Company, as amended by that certain "First Amendment to Lease Agreement" dated as of April 29, 1999, and (C) that certain "Atlanta Standard Industrial Net Lease Single or Multi-Tenant Building", dated as of May 28, 1999, by and between CONTRACTOR and the Trustees under the Will and of the Estate of James Campbell, Deceased, are hereby approved and (ii) any such required approval shall not be unreasonably withheld. CONTRACTOR shall have primary responsibility for site selection and facility maintenance activities. CONTRACTOR shall be solely responsible for any and all damages, losses, liabilities, obligations, costs and expenses (including attorneys' fees) which CONTRACTOR suffers or incurs as a result of any act or omission of its employees, agents or subcontractors, including any such act or omission which results in a breach of a lease by CONTRACTOR; provided, however, that the foregoing shall not apply if CONTRACTOR'S breach of any lease is caused primarily by DECORA'S acts or omissions in breach of this Agreement. The parties will append separate


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               addenda to this Agreement for each new Designated Location that is to be governed by this Agreement's terms, which addenda will become part of this Agreement and will set forth any facility-specific terms or conditions for such new DESIGNATED LOCATION.

               C. Section 3.2(b). Section 3.2(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

                      b. The CONTRACTOR shall not enter into any further leases in connection with this Agreement, and shall not amend, supplement, modify or otherwise alter any leases into which it already has entered (including, but not limited to, the Aurora Lease) or any lease into which it enters or has entered pursuant to this Agreement (including, but not limited to, the lease for the West Coast Facility and the lease for the Atlanta Facility) in any manner that could, may, or will alter, increase, add to, or otherwise affect any rent or any other monetary obligations of any kind or description for which such lease provides, without the prior, express, written consent of DECORA (which consent shall not be unreasonably withheld).

               Section 3.2(c). The first sentence of Section 3.2(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

                      c. The CONTRACTOR shall initially provide storage space in the DESIGNATED LOCATION as indicated in Schedule B attached hereto (the "Initial Storage Space"), which shall be used exclusively for the storing and handling of Products delivered to the DESIGNATED LOCATIONS, and throughout the term hereof shall provide approximately 50,000 square feet of storage space at the West Coast Facility, approximately 60,000 square feet at the Aurora Facility, and approximately 50,000 square feet at the Atlanta Facility.

The remainder of Section 3.2(c) of the Agreement is unaffected.

        D. Section 4.3. Section 4.3 of the Agreement is hereby deleted in its entirety and replaced with the following:

               4.3    Transfer Rights With Respect to Certain Designated
        Locations.

                      a. Upon termination of this Agreement prior to expiration of the Term, the CONTRACTOR and DECORA agree that with respect to the West Coast Facility, the CONTRACTOR shall assign its rights as lessee under the applicable lease to DECORA (including any purchase options provided for therein) and DECORA will either (i) assume such lease and all of CONTRACTOR'S liabilities thereunder, or (ii) pay to


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               CONTRACTOR an amount equal to CONTRACTOR'S then remaining
               liabilities thereunder (with respect to the Initial Storage Space and any Additional Storage Space that DECORA and CONTRACTOR agreed prior to the termination of this Agreement would be used at the West Coast Facility for purposes of warehousing DECORA'S Products); provided, however, that this assignment, assumption, or payment shall not occur if a material default exists under the applicable lease for the West Coast Facility (unless DECORA, in its sole discretion, gives its express, written consent to such assignment, after DECORA receives written notice that the default exists).

                      b. Upon expiration of the Term of this Agreement, the CONTRACTOR and DECORA agree that with respect to the West Coast Facility, the CONTRACTOR will, at DECORA'S option (exercisable on or prior to the ninetieth (90th) day prior to the date of such expiration), assign its rights as lessee under the applicable lease to DECORA (including any purchase options provided for therein), in which event DECORA will either (i) assume such lease and all of CONTRACTOR'S liabilities thereunder, or (ii) pay to CONTRACTOR an amount equal to CONTRACTOR'S then remaining liabilities thereunder (with respect to the Initial Storage Space and any Additional Storage Space that DECORA and CONTRACTOR agreed prior to the expiration of this Agreement would be used at the West Coast Facility for purposes of warehousing DECORA'S Products).

                      c. If DECORA assumes the applicable lease of the West Coast Facility pursuant to Sections 4.3(a) or 4.3(b), at DECORA'S option (exercisable (x) in the case of Section 4.3(a), on or prior to the date upon which this Agreement terminates, or (y) in the case of Section 4.3(b), concurrently with the 90-day notice specified therein), it can require CONTRACTOR to sublet, and upon the exercise of such option CONTRACTOR shall sublet (to the extent permitted by the applicable lease of the West Coast Facility), any space at the West Coast Facility in excess of that Initial Storage Space and any Additional Storage Space that DECORA and CONTRACTOR agreed prior to termination or expiration of this Agreement (as the case may be) would be used for purposes of warehousing DECORA'S Products. The rent and other obligations CONTRACTOR shall owe to DECORA under such sublease each month shall be equal to the difference between (i) the total amount of rent and other obligations owed by the tenant under the lease for such month, and (ii) the total amount of rent and other obligations owed by the tenant for such month with respect to that Initial Storage Space and any Additional Space that DECORA and CONTRACTOR agreed prior to the expiration or termination of this Agreement would be used at the West Coast Facility for purposes of warehousing DECORA'S Products. CONTRACTOR will use its best efforts to cause the applicable lease of the West Coast Facility to permit such sublease to occur.

                      d. Upon termination of this Agreement prior to expiration of the Term,


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               the CONTRACTOR and DECORA agree that with respect to the Atlanta
               Facility, the CONTRACTOR shall assign its rights as lessee under the applicable lease to DECORA (including any purchase options provided for therein) and DECORA will either (i) assume such lease and all of CONTRACTOR'S liabilities thereunder, or (ii) pay to CONTRACTOR an amount equal to CONTRACTOR'S then remaining liabilities thereunder (with respect to the Initial Storage Space and any Additional Storage Space that DECORA and CONTRACTOR agreed prior to the termination of this Agreement would be used at the Atlanta Facility for purposes of warehousing DECORA'S Products); provided, however, that this assignment, assumption, or payment shall not occur if a material default exists under the applicable lease for the Atlanta Facility (unless DECORA, in its sole discretion, gives its express, written consent to such assignment, after DECORA receives written notice that the default exists).

                      e. Upon expiration of the Term of this Agreement, the CONTRACTOR and DECORA agree that with respect to the Atlanta Facility, the CONTRACTOR will, at DECORA'S option (exercisable on or prior to the ninetieth (90th) day prior to the date of such expiration), assign its rights as lessee under the applicable lease to DECORA (including any purchase options provided for therein), in which event DECORA will either (i) assume such lease and all of CONTRACTOR'S liabilities thereunder, or (ii) pay to CONTRACTOR an amount equal to CONTRACTOR'S then remaining liabilities thereunder (with respect to the Initial Storage Space and any Additional Storage Space that DECORA and CONTRACTOR agreed prior to the expiration of this Agreement would be used at the Atlanta Facility for purposes of warehousing DECORA'S Products).

                      f. If DECORA assumes the applicable lease of the Atlanta Facility pursuant to Sections 4.3(d) or 4.3(e), at DECORA'S option (exercisable (x) in the case of Section 4.3(d), on or prior to the date upon which this Agreement terminates, or
               (y) in the case of Section 4.3(e), concurrently with the 90-day notice specified therein), it can require CONTRACTOR to sublet, and upon the exercise of such option CONTRACTOR shall sublet (to the extent permitted by the applicable lease of the Atlanta Facility), any space at the Atlanta Facility in excess of that Initial Storage Space and any Additional Storage Space that DECORA and CONTRACTOR agreed prior to termination or expiration of this Agreement (as the case may be) would be used for purposes of warehousing DECORA'S Products. The rent and other obligations CONTRACTOR shall owe to DECORA under such sublease each month shall be equal to the difference between (i) the total amount of rent and other obligations owed by the tenant under the lease for such month, and (ii) the total amount of rent and other obligations owed by the tenant for such month with respect to that Initial Storage Space and any Additional Space that DECORA and CONTRACTOR agreed prior to the expiration or termination of this Agreement would be used at the Atlanta Facility for purposes of warehousing DECORA'S Products. CONTRACTOR will use its best efforts to


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               cause the applicable lease of the Atlanta Facility to permit such sublease to occur.

                      g. CONTRACTOR covenants that any and all rights it assigns as lessee under either or both of the applicable leases described in Section 4.3 above, and any and all rights and property interests of any kind or description to which the lessee under such applicable lease is or may be entitled, shall be free and clear of any and all liens, claims, security interests and encumbrances of any kind or description of CONTRACTOR or of any third party (except for CONTRACTOR'S then remaining liabilities to the landlord under such applicable lease); provided, however, that notwithstanding any other term or provision of this Agreement (including, without limitation, Sections 4.3(a) and 4.3(d)), following any assignment to DECORA by CONTRACTOR of any lease pursuant to this Agreement, DECORA shall retain any and all claims, actions, demands, or causes of action it then has or may have as against CONTRACTOR, including, but not limited to, any claims, actions, demands, or causes of action arising from or relating to any breach by CONTRACTOR of any such lease or of this Agreement.

        E. Section 6.1(b). Section 6.1(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

                      b. CONTRACTOR shall secure the DESIGNATED LOCATIONS and commence to provide Services for DECORA at each of the specified DESIGNATED LOCATIONS no later than the dates mentioned below (hereinafter referred to as "Start Date") for each DESIGNATED LOCATION:

                             i.  October 1, 1998 for the Aurora Facility;

                             ii. November 16, 1998 for the West Coast Facility; and

                             iii. August 15, 1999 for the Atlanta Facility.

        F. Section 7.1 and 7.4. Section 7.1(a)(ii) is amended to change the term "annual Warehouse Operating Budget" in the first line thereof to "Annual Warehouse Operating Budget". In addition, Section 7.4 is revised to change the phrase "Annual Warehouse Operating budget" in the sixth line thereof to "Annual Warehouse Operating Budget".

        G. Section 12.1. Section 12.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

               12.1   Generally.

                      Although it is intended that CONTRACTOR will operate three
               DESIGNATED


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               LOCATIONS to provide Services for DECORA, under certain
               circumstances described in this Section and elsewhere herein, the Agreement may expire or be terminated with respect to one or two DESIGNATED LOCATIONS, while remaining in effect with respect to one or both of the others.

        H. Section 12.2. Section 12.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

               12.2   Term.

                      The term of this Agreement is the period from the date of
               this Agreement to and including August 31, 2002, plus the period of any renewals entered into in accordance herewith (the "Term").

        I. Section 12.4(b)(iv)(E). Section 12.4(b)(iv) is amended to add a new subparagraph (E) immediately after subparagraph (D), which subparagraph (E) provides as follows:

                                    (E)    with respect to the Atlanta Facility,
               the CONTRACTOR will assign its rights as lessee under the applicable lease to DECORA (including any purchase options provided for therein) and DECORA will either (A) assume such lease and all of CONTRACTOR'S liabilities thereunder or (B) pay to CONTRACTOR an amount equal to CONTRACTOR'S then remaining liabilities thereunder (with respect to the Initial Storage Space and any Additional Storage Space that DECORA and CONTRACTOR agreed prior to the termination of this Agreement would be used for purposes of warehousing DECORA'S Products); provided, however, that this assignment, assumption, and payment shall not occur if a material default exists under the applicable lease for the Atlanta Facility (unless DECORA, in its sole discretion, gives its express, written consent to such assignment, after DECORA receives written notice that the default exists). If DECORA assumes the applicable lease of the Atlanta Facility, pursuant to this Section, at DECORA'S option (exercisable concurrently with the 180-day notice specified above), it can require CONTRACTOR to sublet, and upon the exercise of such option CONTRACTOR shall sublet (to the extent permitted by the applicable lease of the Atlanta Facility), any space at the Atlanta Facility in excess of that Initial Storage Space and any Additional Storage Space that DECORA and CONTRACTOR agreed prior to termination of this Agreement would be used at the Atlanta Facility for purposes of warehousing DECORA'S Products. The rent and other obligations CONTRACTOR shall owe to DECORA under such sublease each month shall be equal to the difference between (i) the total amount of rent and other obligations owed by the tenant under the lease for such month, and (ii) the total rent and other obligations owed for such month with respect to that Initial Storage Space and any Additional Storage Space that DECORA and CONTRACTOR agreed prior to the


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               termination of this Agreement would be used at the Atlanta
               Facility for purposes of warehousing DECORA'S Products. CONTRACTOR will use its best efforts to cause the applicable lease of the Atlanta Facility to permit such sublease to occur.

        J. Section 12.5(c)(ii). Section 12.5(c)(ii) of the Agreement is hereby deleted in its entirety and replaced with the following:

                             ii. CONTRACTOR will grant or arrange for DECORA to receive non-exclusive, royalty free licenses to operate (at each of the West Coast Facility and Atlanta Facility) all computer software and programs utilized in the rendition of Services (at the expired or terminated DESIGNATED LOCATIONS) for no less than six (6) months after the date of such expiration or termination, if permitted by the licensors thereof.

II.     ADDITIONAL PROVISIONS RELATING TO THE ATLANTA FACILITY.

        A.     Initial and Additional Storage Space at the Atlanta Facility.

        Contractor initially shall provide storage space at the Atlanta Facility as indicated in Amended Schedule B attached hereto (defined in the Agreement, in so far as the Agreement (as amended) pertains to the Atlanta Facility, as the "Initial Storage Space"), which will be used exclusively for the storage and handling of Products delivered to the Atlanta Facility. In the event the Parties draft or mutually agree in a writing signed by both Parties to increase the amount of space dedicated to the storing and handling of Products at the Atlanta Facility (as compared to the Initial Storage Space for the Atlanta Facility), DECORA shall pay CONTRACTOR for such additional space (defined in the Agreement as the "Additional Storage Space") in accordance with the rates set forth in Amended Schedule C hereof (or such other rates to which DECORA and CONTRACTOR may agree in writing), and such Additional Storage Space for the Atlanta Facility shall be subject to the other terms and conditions of the Agreement.

        B.     Funded Equipment for the Atlanta Facility.

        The Parties will agree, which agreement shall not be unreasonably withheld, to the categories of equipment and amounts of equipment within such categories that shall constitute the Funded Equipment with respect to the Atlanta Facility that are required to provide the Services at the Service Levels referred to in Section VI of the Agreement. (A preliminary list of such categories and amounts of equipment is included in Amended Schedule B and a definitive list shall be added to and become part of Amended Schedule B promptly after the Parties agree, and may be amended from time to time thereafter by mutual agreement of the Parties.) Once the Parties have agreed as to the categories and amount of equipment that constitute the Funded Equipment with respect to the Atlanta Facility, CONTRACTOR shall obtain such Funded Equipment within those categories, consistent


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with the Parties' agreement. CONTRACTOR shall be responsible for purchasing or leasing equipment and other assets to be used in CONTRACTOR'S performance of Services hereunder and shall hold any such leases, and shall hold title of any equipment so purchased, in CONTRACTOR'S name; provided, however, that CONTRACTOR shall be responsible for leasing or purchasing (as applicable) the equipment set forth on Amended Schedule B. All such Funded Equipment with respect to the Atlanta Facility shall be and hereby is subject to the other terms and provisions of the Agreement, including, but not limited to, the terms and provisions in Section 4.6(b) thereof.

        C.     Meetings Relating to the Atlanta Facility.

        During the first six (6) months after the date of this First Amendment, the DECORA Account Manager or his designee may be present at the Atlanta Facility to assist CONTRACTOR in (i) the transition of services to the Atlanta Facility and (ii) coordination of activities between DECORA and CONTRACTOR and CONTRACTOR'S and DECORA'S contractors in the United States. CONTRACTOR shall provide the DECORA Account Manager or his designee with an office, furniture and such other services as the DECORA Account Manager may reasonable require. The DECORA Account Manager or his designee shall have full access to all areas of the Atlanta Facility at any time during the Atlanta Facility's regular business hours. CONTRACTOR'S management shall make themselves available to the DECORA Account Manager or his designee as reasonably requested. Except to the extent expressly inconsistent with the foregoing terms and provisions of this paragraph, all terms and provisions of Section 16.4 of the Agreement shall apply with respect to the Atlanta Facility.

III.    AMENDMENTS RELATING TO THE WEST COAST FACILITY.

        Pursuant to Section 3.2(c) of the Agreement, DECORA and CONTRACTOR have agreed that effective as of the date of this First Amendment and continuing throughout the term of the Agreement, CONTRACTOR shall provide DECORA approximately 50,000 square feet of storage space at the West Coast Facility. DECORA shall pay CONTRACTOR for such space in accordance with the rates set forth in Amended Schedule C hereof (or such other rates to which DECORA and CONTRACTOR hereafter may agree in writing), and such space (defined in the Agreement as the "Additional Storage Space" for such West Coast Facility) shall be and hereby is subject to the other terms and conditions of the Agreement.

IV.     SUPPLEMENTAL REPRESENTATIONS AND WARRANTIES OF THE PARTIES.

        A.     Supplemental Representations and Warranties of DECORA.

               Decora hereby represents and warrants that the following statements are true and correct, as of the effective date of this First Amendment and as of the date this First Amendment actually is signed by DECORA:


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                      a.     DECORA is a corporation duly organized and in good
               standing under the laws of Delaware and is duly qualified as and in good standing in Ohio and all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse affect on DECORA'S financial condition or the results of its operation or business;

                      b. The execution, delivery and performance of this First Amendment and the transactions contemplated hereunder are all within DECORA'S corporate powers, have been duly authorized by DECORA and will not violate any provision of any applicable law, rule or regulation, judgment, order, writ or decree, or of any contract, agreement, indenture or instrument to which DECORA is a party or by which DECORA or its assets (including the Products) are or may be bound;

                      c. This First Amendment, when executed or delivered by DECORA, will represent the legal, valid and binding obligation of DECORA, enforceable against it in accordance with its terms;

                      d. Except as set forth on Schedule D of the Agreement, DECORA is not in default in any material respect under, or in violation in any material respect of, any of the terms of any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound, and DECORA is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, federal, state or local governmental authority, except to the extent such default, violation or non-compliance would not result in or cause a material adverse change in the assets, business or prospects of DECORA, or have an adverse effect on the legality, validity or enforceability of this First Amendment or would impair the ability of DECORA to perform its obligations under this First Amendment;

                      e. Except as set forth Schedule D of the Agreement, there are no judgments or judicial or administrative orders or proceedings pending, or to the knowledge of DECORA threatened, against or affecting DECORA in any court or before any governmental authority or arbitration board or tribunal which could materially adversely affect the condition (financial or otherwise) of DECORA or the assets of DECORA, or the ability of DECORA to perform under this First Amendment.

        B.     Supplemental Representations and Warranties of CONTRACTOR.

               CONTRACTOR (which, for purposes of Section 20.2(d) and (e) of the Agreement, includes all of CONTRACTOR'S parents, subsidiaries and Affiliates) hereby represents and warrants that


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the following statements are true and correct, as of the effective date of this
First Amendment and as of the date the First Amendment actually is signed by
CONTRACTOR:

                      a. CONTRACTOR is a corporation duly organized and in good standing under the laws of Ohio and is duly qualified and in good standing in Ohio and all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse affect on Contractor's financial condition or the results of its operation or business;

                      b. The execution, delivery and performance of this First Amendment and the transactions contemplated hereunder are all within CONTRACTOR'S corporate powers, have been duly authorized by CONTRACTOR and will not violate any provision of any applicable law, rule or regulation, judgment, order, writ or decree, or of any contract, agreement, indenture or instrument to which CONTRACTOR is a party or by which CONTRACTOR or its assets are or may be bound;

                      c. This First Amendment, when executed or delivered by CONTRACTOR, will represent the legal, valid and binding obligation of CONTRACTOR, enforceable against it in accordance with its terms;

                      d. CONTRACTOR is not in default in any material respect under, or in violation in any material respect of, any of the terms of any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound, and CONTRACTOR is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, federal, state or local governmental authority, except to the extent such default, violation or non-compliance would not result in or cause a material adverse change in the assets, business or prospects of CONTRACTOR, or have an adverse effect on the legality, validity or enforceability of this First Amendment or would impair the ability of CONTRACTOR to perform its obligations under this First Amendment;

                      e.     There are no judgments or judicial or
               administrative orders or proceedings pending, or to the knowledge of CONTRACTOR threatened, against or affecting CONTRACTOR in any court or before any governmental authority or arbitration board or tribunal which could materially adversely affect the condition (financial or otherwise) of CONTRACTOR or the assets of CONTRACTOR, or the ability of CONTRACTOR to perform under this First Amendment;

                      f. A true and correct copy of the Aurora Lease has been delivered by CONTRACTOR and DECORA. The Aurora Lease is in full force and effect, CONTRACTOR


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               is the sole lessee thereunder and, as lessee, CONTRACTOR has the sole and exclusive right to possession of the Aurora Facility pursuant to the Aurora Lease. No event has occurred which constitutes (or, with the passage of time, the giving of notice, or both, would constitute) an event of default or breach of any kind or description under or with respect to the Aurora Lease;

                      g. A true and correct copy of the lease of the West Coast Facility (including the "First Amendment to Lease Agreement" dated April 29, 1999) has been delivered by CONTRACTOR and DECORA. The lease of the West Coast Facility is in full force and effect, CONTRACTOR is the sole lessee thereunder and, as lessee, CONTRACTOR has the sole and exclusive right to possession of the West Coast Facility pursuant to the lease of the West Coast Facility. No event has occurred which constitutes (or, with the passage of time, the giving of notice, or both, would constitute) an event of default or breach of any kind or description under or with respect to the lease of the West Coast Facility;

                      h. A true and correct copy of the lease of the Atlanta Facility has been delivered by CONTRACTOR and DECORA. The lease of the Atlanta Facility is in full force and effect, CONTRACTOR is the sole lessee thereunder and, as lessee, CONTRACTOR has the sole and exclusive right to possession of the Atlanta Facility pursuant to the lease of the Atlanta Facility. No event has occurred which constitutes (or, with the passage of time, the giving of notice, or both, would constitute) an event of default or breach of any kind or description under or with respect to the lease of the Atlanta Facility;

                      i. The only persons who have or purport to have a lien, security interest, or other encumbrance as against any of CONTRACTOR'S inventory, accounts receivable, or the proceeds of either of them, are Star Bank, N.A. and (as to products it has sold or hereafter sells to CONTRACTOR) General Electric. No other consensual or non-consensual liens, security interests, or encumbrances (including any judgment, lien or levy for unpaid taxes of any kind or description) exists as against CONTRACTOR or any such assets of CONTRACTOR, except as disclosed in the immediately preceding sentence;

                      j. CONTRACTOR has four, and only four, places of business; the first such place of business is at 125 Lena Drive, Aurora, Ohio 44202 (at the Aurora Facility), the second such place of business is at 734 Myron Street, Hubbard, Ohio 44425, the third such place of business is the West Coast Facility, and fourth such place of business is the Atlanta Facility. Other than those four locations, CONTRACTOR does not conduct business or own assets at any other location in or outside the State of Ohio. CONTRACTOR'S chief executive office is located at 125 Lena Drive, Aurora, Ohio


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

               44202. CONTRACTOR shall notify DECORA immediately if the location of CONTRACTOR'S chief executive office changes or if CONTRACTOR hereafter has any additional or other places of business and, in each such instance, shall inform DECORA of the addresses for each of such chief executive office and place(s) of business. CONTRACTOR also shall notify DECORA immediately if CONTRACTOR'S corporate name or corporate structure changes;

                      k. CONTRACTOR warrants that, if and to the extent CONTRACTOR now or hereafter does or may have rights or interests in any of the Collateral (as defined in the Agreement) that are sufficient for a lien, claim, security interest, or encumbrance against CONTRACTOR to attach to such Collateral, the precautionary security interests and liens granted to DECORA under Section XXII of the Agreement constitute or shall constitute valid and, by virtue of the filing of UCC financing statement(s) in the appropriate governmental offices, perfected liens and security interests in and upon (wherever located, and whether now existing or hereafter arising or acquired) all Collateral.

V.      CONTINUING OBLIGATION TO OBTAIN LIEN WAIVERS FROM OTHER OR FUTURE
        LANDLORDS.

        CONTRACTOR covenants that with respect to all other or future leases of the Aurora Facility, the West Coast Facility, the Atlanta Facility, and any other DESIGNATED LOCATIONS, CONTRACTOR shall deliver to DECORA a written agreement (the form and content of which must be substantially similar to that of the Landlord Waiver (as defined in the Agreement), or otherwise must be satisfactory to DECORA in its reasonable discretion), signed by each landlord, whereby such landlord shall waive any and every right it otherwise has, may have, or hereafter might have to assert any lien, claim, security interest, or encumbrance of any kind or description as against any Products or other Collateral, that such agreement shall be executed by each such landlord prior to or contemporaneously with the execution hereafter of any lease relating to the Aurora Facility, the West Coast Facility, the Atlanta Facility, or any other DESIGNATED LOCATIONS, and that such agreement shall provide that it is delivered for the benefit of DECORA, and that DECORA can and shall rely on it in permitting CONTRACTOR to receive possession of or otherwise to render Services concerning Products.

VI.     AMENDMENTS TO SCHEDULES.

        Attached hereto are Schedules A, B and C (collectively, the "Amended Schedules"; individually, an "Amended Schedule"), which amend and replace the correspondingly lettered Schedules to which the Agreement referred at the time it was signed (the "Original Schedules"). The Amended Schedules constitute a part of this First Amendment and of the Agreement. If and to the extent the Amended Schedules differ from, or are inconsistent with, any of the Original Schedules, then prior to the effective date of this First Amendment the Original Schedules shall control and on and after the effective date of this First Amendment the Amended Schedules shall control. Any Original Schedule not amended by an Amended Schedule shall continue in full force and effect, notwithstanding the execution of this First Amendment.

VII.    GENERAL PROVISIONS.

A. Other Provisions of Agreement Unaffected. Except as expressly modified herein, all terms and provisions of the Agreement, the Exhibits thereto, and the Original Schedules remain unaffected, and are in full force and effect. This First Amendment constitutes a part of the Agreement, and (for purposes of the last sentence of Section 3.2(a) of the Agreement) is an "addendum" that, in part, relates to the Atlanta Facility.

B. Definitions. All capitalized terms used but not defined in this First Amendment shall have the same meanings ascribed to them in the Agreement. In the event a capitalized term is defined in this First Amendment or the Amended Schedules and is defined in the Agreement, and such definitions are inconsistent, the definition in the Agreement shall govern.

C. Binding Effect. This First Amendment shall be binding on and inure to the benefit of the Parties and their respective successors and assigns.

D. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of Ohio and the U.S.A. applicable to contracts entered into and fully performed within said State, notwithstanding any choice of law rule to the contrary.

E. Counterparts. This First Amendment may be signed in counterparts; each counterpart will be considered an original, and all counterparts together shall constitute one document and one agreement.

F. Merger and Amendments. The Agreement, the Original Schedules and the Exhibits to the Agreement, as amended by this First Amendment and the Amended Schedules, constitute the entire understanding and agreement between the Parties. All prior understandings and agreements are merged into or superseded by the Agreement, the Original Schedules and the Exhibits to the Agreement, as amended by the First Amendment and the Amended Schedules. No modification to the Agreement, Original Schedules, Exhibits to the Agreement, First Amendment, or Amended Schedules shall be binding upon any Party unless reduced to a writing which is signed by both Parties.

G. Printed Forms. Any standard printed purchase order or acknowledgment forms utilized are for the convenience of the Parties. The terms and conditions of the Agreement, as amended by this First Amendment, shall govern such forms; and no additional or different terms and conditions on


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

such printed forms shall be construed to constitute a modification of the Agreement, as amended by this First Amendment.

H. Even Handed Construction. The terms and conditions set forth in this First Amendment have been arrived at after mutual negotiation; and it is the intention of the Parties that its terms and conditions not be construed against any Party merely because it was prepared by one of the Parties.

I. Headings. The headings and sub-headings used in this First Amendment are for convenience only and have no legal significance in the construction, interpretation or operation of this First Amendment.

J. No Waiver. The failure of either Party to enforce any provision of the Agreement or Original Schedules, as amended by this First Amendment and the Amended Schedules, or to exercise any right or to prosecute any default shall not be considered a waiver of that provision or right nor bar prosecution of that default.

K. Application. The Agreement, as amended by this First Amendment, shall apply separately and individually to each DESIGNATED LOCATION operated by CONTRACTOR. All Appendices, Exhibits and Schedules appended to this First Amendment and any revisions to those Appendices, Exhibits and Schedules which have mutually been approved by DECORA and CONTRACTOR, shall be subject to the terms of the Agreement, as amended by this First Amendment. In the event of a conflict between the Agreement (as amended by this First Amendment) and any Appendices, Exhibit or Schedule (including the Original Schedules and the Amended Schedules), the terms and conditions of the Agreement (as amended by this First Amendment) shall govern.

        IN WITNESS WHEREOF, DECORA and CONTRACTOR have caused this First Amendment to be executed by their respective duly authorized representatives, effective the date first specified above.

DECORA, INCORPORATED                    FEDERAL WHOLESALE GROUP, INC.
                                        d/b/a Pyramid Logistics Services


By: ____________________________        By: ________________________________


Date: __________________________        Date: ______________________________




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